                                                  MID-STATE TRUST X                                          RECORD DATE:  10/31/01
[FIRST UNION LOGO]                             PAYMENT DATE STATEMENT                                   DISTRIBUTION DATE: 11/15/01


                                       ORIGINAL      BEGINNING                   OPTIMAL                               ENDING
                       CERTIFICATE   CERTIFICATE    CERTIFICATE                 PRINCIPAL   REALIZED     TOTAL       CERTIFICATE
   CLASS       CUSIP      RATE         BALANCE        BALANCE       INTEREST     AMOUNT       LOSS    DISTRIBUTION     BALANCE
    A-1      59549RAA2   6.130%    160,000,000.00  160,000,000.00  163,466.67    858,583.38   0.00    1,022,050.05  159,141,416.62
Factors per
  Thousand                                          1000.00000000  1.02166669    5.36614613             6.38781281     994.63385388

    A-2      59549RAB0   5.940%    103,620,000.00  103,620,000.00  102,583.80    556,175.93   0.00      658,759.73   103,063,824.07
Factors per
  Thousand                                          1000.00000000  0.99000000    5.36745734             6.35745734     994.63254266

    M-1      59549RAC8   6.280%     49,040,000.00   49,040,000.00   51,328.53    262,227.44   0.00      313,555.97    48,777,772.56
Factors per
  Thousand                                          1000.00000000  1.04666660    5.34721533             6.39388193     994.65278467

    M-2      59549RAD6   6.770%     44,950,000.00   44,950,000.00   50,718.58    241,080.06   0.00      291,798.64    44,708,919.94
Factors per
  Thousand                                          1000.00000000  1.12833326    5.36329388             6.49162714     994.63670612

     B       59549RAE4   7.540%     36,800,000.00   36,800,000.00   46,245.33    196,670.58   0.00      242,915.91    36,603,329.42
Factors per
 Thousand                                           1000.00000000  1.25666658    5.34430924             6.60097582     994.65569076

   TOTALS                          394,410,000.00  394,410,000.00  414,342.91  2,114,737.39   0.00    2,529,080.30   392,295,262.61


First Union National Bank                                       Robert Ashbaugh
Structured Finance Trust Services                                Vice President
401 South Tryon Street, 12th Floor                          Phone: 704-383-9568
Charlotte, North Carolina  28288-1179                         Fax: 704-383-6039

                                                  MID-STATE TRUST X                                          RECORD DATE:  10/31/01
[FIRST UNION LOGO]                             PAYMENT DATE STATEMENT                                   DISTRIBUTION DATE: 11/15/01


SCHEDULE OF REMITTANCE
Collections as of the end of the Related Due Period         3,934,034.38
Investment Earnings                                                 0.00
Capitalized Interest Shortfall                                 38,652.52
Pre-Funding Interest Earnings                                  16,503.33
Interest Reserve Account Earnings                                 431.41
Issuer Expenses                                                     0.00
                                                            ------------
   TOTAL AVAILABLE FUNDS:                                   3,989,621.64
                                                            ============

FEES
(*)Servicer Fee                                       165,502.00
Trustee Fee                                             4,133.28
Standby Servicer Fee                                    4,930.13
Owner Trustee Fee                                           0.00
CT Corporation                                              0.00
Carlton Fields                                              0.00
                                                      ----------
     TOTAL FEES:                                        9,063.41
                                                      ==========

(*)Servicer Fee is withheld by Servicer prior to distribution

                     Class Interest                  Prorata
                        Shortfall                Percentage Paid
           A-1            0.00                       100.00%

           A-2            0.00                       100.00%

           M-1            0.00                       100.00%

           M-2            0.00                       100.00%

             B            0.00                       100.00%


COLLATERAL INFORMATION
Aggregate Beginning Economic Balance of Loans                 331,004,970.00
Aggregate Ending Economic Balance of Loans                    352,194,588.73
Capitalized Interest Account                                      450,008.98
Cumulative Actual Net Economic Losses                                   0.00
Cumulative Unreimbursed Realized Losses                                 0.00
Interest Reserve Account                                        2,043,524.85
Issuer Expenses due to be paid                                          0.00
Issuer Expenses paid                                                    0.00
Issuer Release                                                  1,451,477.93
Overcollaterization Amount                                     14,304,673.96
Overcollaterization Target Amount                              14,304,673.95
Pre-Funding Account                                            54,405,347.84
Prepayments - (Economic Balance)                                2,105,033.43
Purchases during period                             314        23,294,652.16


         DELINQUENT INFORMATION                 # LOANS          ECONOMIC BALANCE
---------------------------------------------------------------------------------
Delinquent 0-30 Days                             4,801            342,133,558.21
Delinquent 31-60 Days                              105              7,082,920.37
Delinquent 61-90 Days                               38              2,837,262.79
Delinquent 91+ Days                                  2                140,847.36
Loans in Foreclosure and Bankruptcy (*),(**)         0                      0.00
REO Property                                         0                      0.00
---------------------------------------------------------------------------------

(*)  figures included in above Delinquency numbers
(**) Economic Balance

First Union National Bank                                        Robert Ashbaugh
Structured Finance Trust Services                                 Vice President
401 South Tryon Street, 12th Floor                           Phone: 704-383-9568
Charlotte, North Carolina  28288-1179                          Fax: 704-383-6039

                                                  MID-STATE TRUST X                                          RECORD DATE:  10/31/01
[FIRST UNION LOGO]                             PAYMENT DATE STATEMENT                                   DISTRIBUTION DATE: 11/15/01



               0.00          0.00          0.00          0.00


First Union National Bank                                        Robert Ashbaugh
Structured Finance Trust Services                                 Vice President
401 South Tryon Street, 12th Floor                           Phone: 704-383-9568
Charlotte, North Carolina  28288-1179                          Fax: 704-383-6039